UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

April 30, 2008/April 24, 2008
(Date of Report/Date of Earliest Event Reported)

GRANAHAN MCCOURT ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33075	02-0781911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

179 Stony Brook Road
Hopewell, NJ  08525
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (609) 333-1200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒                                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On April 24, 2008, Granahan McCourt Acquisition Corporation (the “Company”) executed an Agreement and Plan of Merger (“Merger Agreement”) with Satellite Merger Corp., a Georgia corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Pro Brand International, Inc., a Georgia corporation (“PBI”) and certain equity holders of PBI (collectively, “Sellers”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into PBI, with PBI continuing as the surviving corporation and a wholly-owned subsidiary of the Company.

The press release announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1. The following summary of the merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

Purchase Price and Earnout

The Merger Agreement provides that the purchase price payable at closing will be $55 million in cash and $20 million in Company common stock.  PBI’s equity holders may also become eligible for earnout payments based on PBI’s 2008, 2009 and 2010 EBITDA (adjusted to exclude, among other items, costs associated with SEC disclosure or with listing on a stock exchange, expenses incurred in connection with the transaction, fees payable to the Company and its affiliates on an ongoing basis and the impact of any acquisitions completed during the earnout period) as outlined below.

•                                          2008 Earnout:  If 2008 adjusted EBITDA exceeds $14 million, then (i) for every $1.00 of adjusted EBITDA above $14 million up to a total of $15 million, the PBI equity holders, in the aggregate, are entitled to receive $2.25; (ii) for every $1.00 of adjusted EBITDA above $15 million up to a total of $17 million, the PBI equity holders, in the aggregate, are entitled to receive $2.75; and (iii) for every $1.00 of adjusted EBITDA above $17 million, the PBI equity holders, in the aggregate,  are entitled to receive $3.25.  The 2008 earnout will be payable in cash up to $7.5 million; amounts in excess of $7.5 million will be payable in a combination of cash and stock determined at the discretion of the Company’s Board of Directors.  Should the Company be required to pay more than $5 million to Company shareholders that vote against the merger with PBI and exercise their conversion rights (“Dissenters”), the Company may reduce the amount of cash payable as part of the 2008 earnout and correspondingly increase the stock component of the 2008 earnout.

•                                          2009 Earnout:  If 2009 adjusted EBITDA exceeds $17 million, then (i) for every $1.00 of adjusted EBITDA above $17 million up to a total of $20 million, the PBI equity holders, in the aggregate, are entitled to receive $4.50; (ii) for every $1.00 of adjusted EBITDA above $20 million up to a total of $23 million, the PBI equity holders, in the aggregate, are entitled to receive $5.50; and (iii) for every $1.00 of adjusted EBITDA above $23 million, the PBI equity holders, in the aggregate, are entitled to receive $6.50.  The 2009 earnout will be payable in cash up to $5 million; the next $5 million will be payable 50% in cash and 50% in stock and amounts in excess of $10 million will be payable in a combination of cash and stock determined at the discretion of the Company’s Board of Directors.  Should the Company be required to pay more than $5 million to Dissenters, then, to the extent the Company has not fully “offset” such excess by substituting stock for cash in connection with the 2008 earnout, the Company may reduce the amount of cash payable as part of the 2009 earnout and correspondingly increase the stock component of the 2008 earnout.

•                                          2010 Earnout:  If 2010 adjusted EBITDA exceeds $19 million, then (i) for every $1.00 of adjusted EBITDA above $19 million up to a total of $22 million, the PBI equity holders, in the aggregate, are entitled to receive $2.8125; (ii) for every $1.00 of adjusted EBITDA above $22 million up to a total of $25 million, the PBI equity holders, in the aggregate, are entitled to receive $3.4375; and (iii) for every $1.00 of adjusted EBITDA above $25 million, the PBI equity holders, in the aggregate, are entitled to receive

$4.0625.  The 2010 earnout will be payable in cash up to the first $5 million; the next $5 million will be payable 50% in cash and 50% in stock and amounts in excess of $10 million will be payable in a combination of cash and stock determined at the discretion of the Company’s Board of Directors.

In connection with the proposed transaction, the Company obtained a fairness opinion from Houlihan Smith & Company Inc., an unaffiliated, third party appraiser, to the effect that (i) the consideration to be paid by the Company in the merger is fair, from a financial point of view, to the shareholders of the Company, and (ii) the fair market value of PBI is at least equal to 80% of the net assets of the Company at the time of the merger.

Representations and Warranties and Covenants

The parties to the Merger Agreement have made customary representations and warranties in the Merger Agreement.  Such representations and warranties were made as of the date of the Merger Agreement or other dates specified therein, and such representations and warranties should not be relied upon by any other person or entity.  The parties to the Merger Agreement have made customary covenants in the Merger Agreement.  These covenants include, among others, (i) the Company’s covenant to register with the Securities and Exchange Commission (the “SEC”) the issuance of the shares of its common stock to be issued in the merger on a registration statement on Form S-4 (the “Registration Statement”), and (ii) PBI’s and Sellers’ covenants not to (x) solicit the submission of proposals related to alternative business combination transactions, (y) engage in any discussions or negotiations with, furnish non-public information relating to PBI to, or facilitate or encourage any proposal related to an alternative business combination transaction by a third party, or (z) enter into an agreement with respect to an alternative business combination transaction.

Conditions to Closing

The closing of the merger is subject to (i) approval of the Merger Agreement by the Company’s stockholders, (ii) the number of shares of Company common stock issued in its initial public offering with respect to which holders have exercised their cash conversion rights pursuant to Article Fifth of the Company’s fourth amended and restated certificate of incorporation not equaling or exceeding 20%, (iii)  the Registration Statement being declared effective by the SEC and (iv) certain other customary closing conditions.

Consummation of the Merger

Assuming the merger is consummated, the Company will no longer be a blank-check or special purpose acquisition corporation.  If the Company does not complete the merger, it will continue as a blank-check company until it consummates another business combination or until the trust account is liquidated and the Company is dissolved, in either case, in accordance with the provisions of the Company’s fourth amended and restated certificate of incorporation.

Voting Agreement

Concurrently with the Merger Agreement, holders of more than 70% of PBI’s common stock entered into a voting agreement, dated as of April 24, 2008 (the “Voting Agreement”) and attached hereto as Exhibit 2.2, pursuant to which such holders have agreed, among other things, to vote all shares of PBI’s common stock owned by them in favor of the approval of the Merger Agreement and the merger.  In addition, each such holder has agreed to vote all the shares of PBI common stock owned by them against any action or agreement that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of PBI under the Merger Agreement, against any acquisition proposal and against any other proposal for action or agreement that is intended, or would reasonably be expected, to materially impede, interfere with, delay, postpone or adversely affect the consummation of the transactions contemplated by the Merger Agreement, against any change in the composition of the PBI board, other than as contemplated by the Merger Agreement or as recommended by a majority of the PBI board, and against any amendment to the articles of incorporation or by-laws of PBI, other than as contemplated by the Merger Agreement.  Each such holder has also agreed not to transfer, pledge, assign, tender or otherwise dispose of any PBI shares, to any person other than pursuant to the merger agreement, not to grant any proxies or power of attorney to, or enter into a voting agreement with, any person other than the Company, and not to deposit any shares of PBI common stock owned by such holder into a voting trust.  Each such holder also granted the Company an irrevocable proxy to vote such holder’s shares in accordance with the foregoing.

Summaries of Agreements

The foregoing summary of each of the Merger Agreement and Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and the Voting Agreement, which is filed as Exhibit 2.2 hereto, each of which are incorporated into this report by reference. The Merger Agreement and the Voting Agreement have been included to provide investors and stockholders with information regarding their terms. They are not intended to provide any other factual information about the Company or PBI.  Each of the Merger Agreement and the Voting Agreement contains representations and warranties that the parties to such agreement made to and solely for the benefit of each other, and the assertions embodied in such representations and warranties are subject to important qualifications and limitations agreed to by the Company and PBI in connection with negotiating the each agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances as of any specified date, as they were used for the specific purpose of allocating risk between the Company and PBI, rather than establishing any matters as facts.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 24, 2008, the Company’s Board of Directors appointed Patrick Tangney, 38, to the position of Chief Financial Officer of the Company.

Patrick Tangney has served as executive price president, strategy since March 2008 and as a consultant since August 2007. From 2000 through mid-2007, Mr. Tangney worked in the Investment Banking division of Citigroup Global Markets in London and New York, most recently as a Director, and advised companies in the telecom, media and technology sectors. He also has experience in various other sectors, including online and mobile software, towers, gaming, wireless telephony, fixed telephony, newspapers, and entertainment. Mr. Tangney’s experience prior to Citigroup includes working as a management consultant with McKinsey & Company and as a transactional attorney with Davis Polk & Wardwell. Mr. Tangney received an A.B. from Duke University, with honors, a J.D. from Columbia University and was a Fulbright Scholar.

Forward Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s SEC reports, including the Form 10-K for the year ended December 31, 2007.

Additional Information and Where to Find It

This current report on Form 8-K does not constitute an offer of any securities for sale. The proposed merger will be submitted to the Company’s stockholders for their consideration. In connection with the proposed merger and required stockholder approval, the Company will file with the SEC the Registration Statement, which will include a proxy statement/prospectus which will be mailed to the stockholders of the Company in connection with the special meeting of stockholders. The Company’s stockholders are urged to read the proxy statement/prospectus and other relevant materials when they become available as they will contain important information about the merger. The Company’s stockholders will be able to obtain a free copy of such filings at the SEC’s Internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to Granahan McCourt Acquisition Corporation, 179 Stony Brook Road, Hopewell, NJ 08525, Attention:  Ellyn M. Ito.  The Company and its officers and directors may be deemed to have participated in the solicitation of proxies from the Company’s stockholders in favor of the approval of the merger and related matters. Information concerning the Company’s directors and executive officers is set forth in the publicly filed documents of the Company, including the Company’s Form 10-K for the year ended December 31, 2007. Stockholders of the Company and other interested persons may obtain more detailed information regarding the direct and indirect interests of the Company and its directors and executive officers in the merger by reading the preliminary and definitive proxy statement/prospectus regarding the merger, which will be filed with the SEC.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits:

The following Exhibits are attached as part of this report:

2.1 Agreement and Plan of Merger, dated as of April 24, 2008. (Schedules and Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.)

2.2 Voting Agreement, dated as of April 24, 2008.  (Schedules and Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.)

99.1 Press release of the Company dated April 30, 2008

99.2 Investor Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Granahan McCourt Acquisition Corporation (Registrant)

Date: April 30, 2008	By:	/s/ David C. McCourt
David C. McCourt
President, Chief Executive Officer and
Chairman of the Board

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of April 24, 2008. (Schedules and Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.)

2.2

Voting Agreement, dated as of April 24, 2008. (Schedules and Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.)

99.1	Press release of the Company dated April 30, 2008

99.2	Investor Presentation